UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2025

Traws Pharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Penns Trail Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 10, 2025, Traws Pharma, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with Citizens JMP Securities, LLC (“Citizens”), pursuant to which the Company may offer and sell shares of its common stock, having aggregate sales price of up to $50,000,000 (subject to certain limitations set forth in the ATM Agreement), from time to time, to or through Citizens, acting as sales agent and/or principal. Sales of shares of common stock, if any, pursuant to the ATM Agreement will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for the Company’s common stock, directly to Citizens as principal, in privately negotiated transactions, in block transactions and/or in any other method permitted by law. Subject to the terms and conditions of the ATM Agreement, Citizens will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market to sell shares, from time to time, based upon the Company’s instructions, including any price, time or size limits specified by the Company.

The Company is not obligated to make any sales of common stock under the ATM Agreement and no assurance can be given that the Company will sell any shares under the ATM Agreement, or, if it does, as to the price or amount of shares that the Company will sell, or the dates on which any such sales will take place. The ATM Agreement may be terminated by the Company at any time with five business days’ notice to Citizens, by Citizens at their discretion, or as otherwise permitted in the ATM Agreement.

The shares of Company common stock will be sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-273081), filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2023, and declared effective by the Commission on July 11, 2023, including the base prospectus contained therein, as supplemented by a prospectus supplement dated March 10, 2025 (the “Prospectus Supplement”) and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In accordance with the terms of the ATM Agreement, under the Prospectus Supplement, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $5,514,200, from time to time, to our through Citizens, which is the Company’s current “baby shelf” limitation under General Instruction I.B.6. of Form S-3.

The Company will pay Citizens a commission at a fixed rate of 3.0% of the gross proceeds of each sale of shares of Company common stock sold through or to Citizens under the ATM Agreement and will reimburse Citizens for the fees and disbursements of its legal counsel incurred in connection with entering into the transactions contemplated by the ATM Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to $5,000 per “Representation Date” (as defined in the ATM Agreement) in connection with ongoing diligence arising from the transactions contemplated by the ATM Agreement.

The Company made certain customary representations, warranties and covenants in the ATM Agreement concerning the Company and its subsidiaries and the registration statement and base prospectus contained therein, prospectus supplement and other documents and filings relating to the offering of the shares. In addition, the Company has also provided Citizens with customary indemnification rights.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Snell & Wilmer L.L.P. regarding the Shares to be sold under the ATM Agreement is filed as Exhibit 5.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	At The Market Offering Agreement, dated March 10, 2025, by and between Traws Pharma, Inc. and Citizens JMP Securities, LLC.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2025	TRAWS PHARMA, INC.

	By:	/s/ Werner Cautreels
Werner Cautreels
Chief Executive Officer